RESEARCH COLLABORATION AGREEMENT
BETWEEN
VANDERBILT UNIVERSITY MEDICAL CENTER
AND
IGNITE PROTEOMICS, LLC.

This Research Collaboration Agreement (the "Agreement"), by and between Ignite Proteomics, LLC., a for-profit company having a principal place of business at 3401 Mallory Lane, Ste. 100, Franklin, TN, 37067 ("Collaborator"), and Vanderbilt University Medical Center, having a principal place of business at 1161 21st Avenue South, Nashville, TN 37232 ("VUMC"), is made under the following terms and conditions effective as of the date of the final duly authorized signature herein ("Effective Date"). Both VUMC and Collaborator are referred to collectively as "Parties" and individually as a "Party".

Background:

WHEREAS, Justin M. Balko, Pharm.D., Ph.D. ("VUMC Principal Investigator") has extensive expertise in Immunooncology with a targeted focus on how tumor cells evade the immune system and how these mechanisms can be therapeutically targeted;

WHEREAS, Justin B. Davis, Ph.D. ("Collaborator Principal Investigator") has expertise in the field of proteomics and cell signaling;

WHEREAS, the Parties wish to combine their respective expertise for the joint execution of projects intended to evaluate protein signaling and biomarker investigation of patients enrolled in Translational Breast Cancer Research Consortium's (TBCRC) 061 clinical trial.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1. **Definitions:**
   a. Intellectual Property or "IP". All creations of the intellect, including but not limited to any ideas, know-how, data, discoveries, inventions, works (e.g., original works of authorship), designs, symbols, names, images, software, tools, biological materials, trade and service marks, and improvements thereof, regardless of eligibility for specific rights and protections (e.g., patents, trademarks, copyrights, and related rights), that is discovered, conceived, originated, invented, developed, authored, or otherwise made (hereinafter "made"), whether or not reduced to writing, drawing, or practice, in whole or in part, either solely or jointly with others, by one or both Parties.
      i. Background IP. Intellectual Property made outside of the Research Project.
      ii. Project IP. Intellectual Property made in the performance of the Research Project during the Term.
      iii. Joint IP. Project IP made by more than one Party.
      iv. Sole IP. Project IP made by one Party.
         1. Collaborator Sole IP. Project IP made by Collaborator.
         2. VUMC Sole IP. Project IP made by VUMC.
   b. Materials. Biological, chemical and other research materials. In the case of biological materials, Materials includes progeny and unmodified derivatives.
      i. Background Materials. Materials developed outside the Research Project provided by a Party and listed in Appendix B.
      ii. Project Materials. Materials developed in the course of the Research Project independently by one Party or jointly by both Parties and listed in Appendix B. Appendix B may be amended from time to time to include those Project Materials.
   c. Research Project. The work described in Appendix A.
   d. Results. The results of the work performed under the Research Project and are jointly owned by the Parties.
   e. Term. One (1) year.

2. **Research Project.**
   a. VUMC and Collaborator desire to undertake collaborative research activities as described in Appendix A (the "SOW") for the purpose of the development and characterization of the Research Project.
   b. The Research Project shall be conducted by or under the supervision of the VUMC Principal Investigator and the Collaborator Principal Investigator. Either Party may substitute its Principal Investigator for another Principal Investigator with the prior express written consent of the other Party, which consent shall not be unreasonably withheld.

c. Each Party agrees not to collaborate with any third party on, or to accept industrial sponsored research support for, the Research Project without the prior express written consent of the other Party or unless expressly permitted in the SOW.

d. The Research Project shall not exceed the scope of work set forth in the SOW. Accordingly, the VUMC Principal Investigator and the Collaborator Principal Investigator may agree to modifications of the SOW that must be set forth in a written amendment which is subject to the terms and conditions of this Agreement and is approved by a duly authorized representative of each Party.

e. Except as provided for herein, the Parties will cover the costs associated with its conduct of the Research Project.

3. Confidentiality.

a. Definition of Confidential Information. "Confidential Information" refers to any proprietary information not generally known to third parties disclosed by one Party (the "Discloser") to the other (the "Recipient") on or after the Effective Date in connection with the Research Project during the Term of this Agreement that either (i) is disclosed in writing or other tangible form, and is dated and marked "Confidential" or "Proprietary" or the like, or (ii) is disclosed orally or visually and identified at the time of disclosure as confidential or proprietary and further summarized in writing and provided to the Recipient within thirty (30) days of the initial disclosure. The foregoing notwithstanding, the Parties acknowledge that the Materials and Results are Confidential Information as well as any information which is orally or visually disclosed to the Recipient by the Discloser, or is disclosed in writing without being marked confidential or proprietary, if it would be apparent to a reasonable person, familiar with the business of the Discloser and the industry in which it operates, that such information is of a confidential or proprietary nature, the maintenance of which is important to the Discloser. The Confidential Information of a Party may include without limitation invention disclosures, data, techniques, protocols or results, unpublished patent applications, know how, and business, financial, commercial or technical information.

Confidential Information shall not include information that:
(i) is or later becomes part of the public domain through no unauthorized act or omission on the part of the Recipient;
(ii) is obtained from a third party without restriction on use and/or disclosure who to the best of Recipient's knowledge had the legal right to disclose the information on a non-confidential basis;
(iii) is lawfully in the Recipient's possession prior to disclosure by the Discloser as evidenced by written documentation; or,
(iv) is independently developed by or on behalf of the Recipient without the use of or reference to the Confidential Information as evidenced by written documentation.

b. Obligations of Protection and Non-disclosure. The Recipient shall cause all Confidential Information that is disclosed to it by the Discloser to be treated according to the same internal security procedures and with the same degree of care regarding its confidentiality as the Recipient treats similar information of its own within its organization. Dissemination of Confidential Information by the Recipient shall be limited to the Recipient Principal Investigator and those under their direct supervision who: i) are directly involved in the Research Project; ii) require access to it for the performance of this Research Project or for carrying out this Agreement; iii) and are informed of the confidential nature of such Confidential Information; and, iv) are bound to obligations of confidentiality and non-use at least as stringent as set forth in this Section 4 (the "Personnel"); *provided* that the Recipient shall be responsible for any breach of this Agreement by its Personnel. If the Recipient is required by law or court order to disclose Confidential Information of the Discloser, the Recipient shall give prompt notice to the Discloser to afford the Discloser adequate opportunity to contest such disclosure or seek a protective order or other relief.

c. Authorized Use and Ownership of Confidential Information. Subject to Section 6 (Publication), Confidential Information of the Discloser shall be used by the Recipient only for the performance of the Research Project; no other use shall be made of it by a Recipient, it being recognized that the Parties have reserved all rights to their respective Confidential Information not expressly granted herein. All records containing Confidential Information and provided by the Discloser shall remain the property of the Discloser. With the exception of electronic records contained in back-up files created in accordance with a Party's document retention system and that are recycled or destroyed in the ordinary course of business, each Recipient shall use reasonable efforts to return or destroy all records containing Confidential Information provided by the Discloser and copies thereof upon the request of the Discloser. Confirmation of destruction shall be provided in writing. Each Recipient, however, may keep one copy of any document

requested to be returned or destroyed in the files of its legal department or outside counsel for record keeping purposes.

d. Term of Disclosure and Duration of Confidentiality. Each Party shall abide by this Section 3 with respect to the other Party's Confidential Information during the Term of this Agreement and in any case for a period of three (3) years thereafter.

4. Intellectual Property.

a. Ownership of Project IP. Ownership of Project IP shall be determined in accordance with the principles of applicable U.S. law. Accordingly: VUMC Sole IP shall be solely owned by VUMC; Collaborator Sole IP shall be solely owned by Collaborator; and Joint IP shall be jointly owned by the Parties.

b. Disclosure of Project IP and Patent Filing. After a formal disclosure of Sole IP or a Joint IP is received by a Party, that Party (the "Disclosing Party") shall promptly (and in any case no less than thirty (30) days prior to making a patent filing, except for exigent circumstances, such as an imminent public disclosure, corresponding to the Project IP) disclose the Project IP to the other Party (the "Non-Disclosing Party") in order to allow the Non-Disclosing Party an opportunity to review the disclosure for any of its Confidential Information and/or to evaluate inventorship.

i. Joint IP. It is the intent of the Parties that VUMC shall take the lead on pursuing patent protection of Joint IP.

ii. Sole IP. If within thirty (30) days of receiving a disclosure for a Sole IP ("Notice Period"), the Non-Disclosing Party notifies the Disclosing Party that the disclosure contains the Non-Disclosing Party's Confidential Information and specifically identifies its Confidential Information, the Disclosing Party shall not include the identified Confidential Information in any filing resulting from the disclosure unless receiving the Non-Disclosing Party's prior express written consent. And, if within the Notice Period, the Non-Disclosing Party notifies the Disclosing Party that it believes the Project IP in the disclosure should be Joint IP, the Parties agree to cooperate on an inventorship analysis. Each Party may independently pursue patent protection for its Sole IP. Each Party hereby grants the other Party a non-exclusive, royalty-free license to use its Sole IP solely for purposes of the Research Project. Subject to the terms of this Agreement, Each Party may independently license its Sole IP to a third party. VUMC or Collaborator, as the case may be, shall have no right to compensation in connection with any such license granted by the other Party to any third party.

c. Licensing of Joint IP. Subject to the terms of this Agreement and the Option granted to Collaborator below, VUMC shall take the lead in licensing both Parties' interests in Joint IP.

d. Use of Joint IP. Subject to the terms of this Agreement: i) each Party shall retain the rights for both Parties to use Joint IP for internal research purposes when licensing Joint IP and, ii) each Party has an unrestricted right to use Joint IP for internal research purposes.

e. Ownership of Background IP. It is recognized and understood that Background IP is the separate property of the Party that made the Background IP and is not affected by this Agreement, and neither Party shall have any claims to or rights in such separate Background IP.

f. VUMC hereby grants to Collaborator the first option (the "Option") to negotiate an exclusive, worldwide, sublicensable license to practice each VUMC Sole IP and VUMC's rights in each Joint IP on reasonable commercial terms to be negotiated in good faith by the parties. Collaborator may exercise the Option with respect to a VUMC Sole IP or a Joint IP by sending written notice to VUMC at any time within sixty (60) days following the receipt of a written disclosure from the VUMC Principal Investigator or VUMC describing in detail such Invention (the "Notice"). Upon receipt of the Notice, the Parties shall endeavor to negotiate in good faith an acceptable license agreement. If the Parties fail to execute a license agreement with respect to a particular Invention within six (6) months from the date of the Notice, the Option with respect to the Invention covered by the Notice shall expire.

5. Results of Research Project.

a. Information. Each Party shall keep the other Party informed of the data and results that it generates in the performance of the Research Project during the Term (collectively the "Results") on a regular basis.

b. Use of Results. Collaborator has the right to use and independently publish in accordance with section 6 below, any of the Results generated by VUMC in the performance of the Research Project, free of charge, for its own Internal Research Purposes. VUMC has the right to use and independently publish in accordance with section 6 below, any of the Results generated by Collaborator in the performance of the Research Project, free of charge, for any lawful purpose.

6. **Publication.**

   a. Joint Publication. It is contemplated that joint Results of the Research Project shall be jointly published by both Parties and the Principal Investigators shall jointly decide on the timing of such joint publication. The foregoing notwithstanding, the Parties acknowledge that each Party has the right to publish or otherwise publicly disclose the Results if such a joint publication is not submitted within twelve (12) months after the date of delivery of the Results from VUMC, subject to (i) the confidentiality obligations provided in Section 5 of this Agreement and (ii) the other Party's rights hereunder. Authorship of publications reporting Results shall be in accordance with the International Committee of Medical Journal Editors ("ICMJE") guidelines. Proper acknowledgment shall be made for the contributions of each Party to the research results being published.

   b. Pre-Publication Obligations.

      i. Publishing Party Obligations. If a proposed publication is not joint, the publishing Party shall provide a draft copy of the manuscript or abstract or any other materials summarizing a proposed public presentation of the data and Results to the non-publishing Party thirty (30) days before submission of the manuscript for publication or in the case of an abstract for publication or summary of a presentation, at least fifteen (15) days prior ("Review Period") to public disclosure in order to allow the non-publishing Party an opportunity to review such proposed public disclosure for any of the non-publishing Party's Confidential Information that might be disclosed, for disclosure of Project IP the non-publishing Party reasonably believes should be patented, and to evaluate authorship.

      ii. Non-Publishing Party Obligations. The non-publishing Party shall notify the publishing Party during the Review Period if the proposed public disclosure contains: the non-publishing Party's Confidential Information (excluding the Research Project Results); a potentially patentable Project IP that should be protected by a patent filing; and subject matter that should be jointly published. If notified that the proposed disclosure contains the non-publishing Party's Confidential Information and the non-publishing Party specifically identifies its disclosed Confidential Information, the publishing Party shall delete the identified Confidential Information (excluding the Research Project Results) from the proposed publication or alternately the publishing Party may publish the other Party's Confidential Information only with the non-publishing Party's prior express written consent. And, if the non-publishing Party advises the publishing Party of a potentially patentable Project IP, the publishing Party agrees to delay publication or public disclosure for up to an additional forty-five (45) days. The period of the delay shall be the shorter of the time necessary for i) a patent application to be filed, ii) the Parties to determine that no patentable Project IP exists or make the decision not to patent protect the Project IP or iii) the expiration of such forty-five (45) day period provided however that such delay shall not exceed seventy five (75) days from the day of provision of the manuscript or sixty (60) days from the provision of the abstract or presentation summary by the publishing Party to the non-publishing Party.

7. **Responsibilities of the Parties: Indemnification and Disclaimer of Warranties.**

   a. Indemnification. Each Party is responsible for its own acts and omissions, and the acts and omissions of its trustees, directors, officers, employees, and agents, in connection with this Agreement. The Collaborator agrees to indemnify, defend and hold VUMC and its respective trustees, directors, officers, employees, and agents harmless from, and VUMC agrees to indemnify, defend and hold the Collaborator and its directors, officers, employees, and agents harmless from, any third party claim, liability, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including without limitation, reasonable attorneys' fees and other costs and expenses of defense) (collectively, "Claims") resulting from the indemnitor's negligent acts or omissions, or those of its trustees, directors, officers, employees, or agents, under, arising out of or directly related to this Agreement, except to the extent such Claim arises out of the gross negligence or intentional wrongdoing of the Party seeking indemnification or that of its trustees, directors, officers, employees, or agents.

   b. NO WARRANTIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE MATERIALS AND DATA AND ANY RESULTS OF THE RESEARCH PROJECT ARE EXPERIMENTAL IN NATURE. THE MATERIALS AND DATA AND ANY RESULTS OF THE RESEARCH PROJECT ARE PROVIDED "AS IS". EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION: THE RESULTS OF THE RESEARCH PROJECT, WHETHER ANY

RESULTS SHALL BE OBTAINED, OR THAT ANY INTELLECTUAL PROPERTY, PROCESS OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, SHALL BE CONCEIVED, DISCOVERED, DEVELOPED OR REDUCED TO PRACTICE UNDER THIS AGREEMENT; OR THE OWNERSHIP, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE MATERIALS, DATA, AND RESEARCH, OR ANY INTELLECTUAL PROPERTY OR PRODUCT OR PROCESS.

c. NO DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, LOST PROFIT DAMAGES OR THE LIKE SUFFERED BY THE OTHER, INCLUDING, BUT NOT LIMITED TO, DAMAGES ARISING FROM LOSS OF DATA OR DELAY OR TERMINATION OF THE RESEARCH PROJECT, OR FROM THE USE OF THE MATERIALS, RESULTS OF THE RESEARCH PROJECT, OR ANY INTELLECTUAL PROPERTY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS EXCLUSION AND LIMITATION IS REASONABLE CONSIDERING THE EXPERIMENTAL NATURE OF THE MATERIALS AND THE RESEARCH PROJECT AND THE NATURE AND TERMS OF THE PARTIES' RELATIONSHIP.

8. Compliance with Laws and Regulations.

a. All research conducted under the Research Project, including all use of Materials or data transferred hereunder, shall be done in compliance with all applicable laws, governmental regulations and guidelines, including without limitation HIPAA, current NIH guidelines concerning the storage, handling, use and disposal of Materials, and any regulations or guidelines pertaining to research with recombinant DNA, human specimens and human clinical and patient data that may be applicable.

b. The Parties agree and represent and warrant that nothing in this Agreement is intended to constitute remuneration of any kind whatsoever for referrals of patient testing and nothing in this Agreement is intended in any manner to violate any federal or state law, rule, regulation or requirement, including, without limitation, applicable requirements of the Federal Food and Drug Administration ("FDA"), the federal Anti-Kickback Law (42 USC 1320a-7b(b)), and the Ethics in Patient Referrals ("Stark") law (42 USC 1395nn). Further, the Parties acknowledge that the Agreement includes Collaborator's contribution of in-kind support for the Research Project. Collaborator agrees that the benefits it receives under this Agreement, including without limitation the use of the de-identified Research Project results for any legal purpose are commercially reasonable and consistent with the value of the support being provided as part of this collaboration.

9. Term and Termination.

a. Term. This Agreement shall go into effect on the Effective Date and shall continue in full force and effect until the end of the Term, at which point the Agreement shall automatically expire, unless extended in a written amendment to this Agreement by a duly authorized representative of each Party or unless earlier terminated in accordance with Section 9b.

b. Termination. Either Party may terminate the Research Project and this Agreement prior to expiration of the Term at any time upon thirty (30) days' written notice to the other Party, regardless of whether the Research Project has been completed. In addition, in the event of a material breach of this Agreement by a Party, the non-breaching Party may terminate the Research Project and this Agreement immediately upon written notice to the other Party.

10. Notices. Reports, notices, and other communications from Collaborator to VUMC shall be sent to:

Vanderbilt University Medical Center
Office of Sponsored Programs
3841 Green Hills Village Drive
Suite 200
Nashville, TN 37215

With a copy sent via email to Research.Contracts@vumc.org

Reports, notices, and other communications from VUMC to Collaborator shall be sent to:

Ignite Proteomics, LLC.
15000 W. 6th Avenue, Suite 400
Golden, CO 80401
Attention: Chief Executive Officer

11. **Independent Contractor.** For purposes of this Agreement, Parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other. Neither Party shall have authority to make any statements, representations, or commitments of any kind, or to take any action, that shall be binding on the other Party.

12. **Severability**. If any one or more provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

13. **Assignment.** Neither this Agreement nor any part of the Agreement is assignable by either Party without the prior express written consent of the other Party, which consent such other Party shall not unreasonably withhold. Any attempted assignment without such consent is void.

14. **Modifications in Writing**. No change, modification, extension, termination, or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each Party.

15. **Entire Agreement**. This Agreement contains the entire agreement between the Parties with respect to the subject matter. No verbal agreement, conversation or representation between any officers, agents, or employees of the Parties either before or after the execution of this Agreement may affect or modify any of the terms or obligations herein contained.

16. **Governing law.** This Agreement shall be governed by and construed in accordance with the law of the state of California, without reference to its choice-of-law doctrines.

17. **Export Control.** Notwithstanding any rights, licenses or privileges specified in this Agreement, each Party agrees that it shall not export any Intellectual Property or Materials provided by the other Party hereunder or jointly developed hereunder, or any part thereof, either directly or indirectly, without first obtaining any required licenses from the United States Government, and further agrees that it shall comply with all laws, rules and regulations applicable to the export or reexport of such Intellectual Property or Materials.

18. **Counterparts**. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Each Party acknowledges and agrees that such Agreement may be executed and delivered in hard copy or by facsimile or electronic means, any of which shall be deemed to be original, valid and binding upon the Parties.

19. **National Defense Authorization Act (Section 889)**: Sponsor agrees that it will not require Institution to use any covered telecommunications equipment or services in the performance of the Research Program. As described in Section 889 of the Fiscal Year 2019 National Defense Authorization Act, "this section refers to telecommunications equipment or services produced or provided by Huawei Technologies Company, ZTE Corporation, Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities), or telecommunications or video surveillance equipment or services produced or provided by an entity that the U.S. Department of Defense reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

20. **Data Security Program**. This clause applies with respect to any Access to Bulk U.S. Sensitive Personal Data or Government-Related Data provided by or on behalf of VUMC ("VUMC Covered Data") to a Country of Concern or Covered Person, including any Covered Data Transaction, as each term, and the terms below, are defined in the Final Rule implementing Executive Order 14117 issued by the U.S. Department of Justice (28 CFR part 202). Collaborator represents, warrants, and covenants that: (a) neither Collaborator nor any of its affiliates who have Access to VUMC Covered Data (nor any employee or contractor of Collaborator or its

affiliates who has Access to VUMC Covered Data) is a Covered Person; (b) Collaborator and its affiliates will not engage in any Covered Data Transaction involving VUMC Covered Data with a Country of Concern or Covered Person; and (c) Collaborator will immediately notify VUMC in writing if (i) any representation in this section changes or is no longer true and/or (ii) if it knows or suspects that a Country of Concern or Covered Person has gained Access to VUMC Covered Data. VUMC shall have the right to audit Collaborator's compliance with these obligations. If Collaborator breaches this provision, VUMC may terminate the transaction and any related agreements without obligation or liability of any kind.

21. **Background Materials.** The following shall apply to VUMC's Background Materials:

(a) VUMC retains ownership of the Background Materials;
(b) The Background Materials are provided AS-IS;
(c) Collaborator agrees to use Background Materials in accordance with applicable laws;
(d) Collaborator agrees to use the Background Materials solely for the Research Project and for no other purpose; and
(e) Collaborator agrees to return or destroy any remaining Background Materials at the conclusion of the Research Project as directed by VUMC.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Read and Approved:

[redacted]

Appendix A

Research Project. VUMC shall provide Ignite with de-identified formalin-fixed, paraffin-embedded (FFPE) tumor tissue samples from breast cancer patients enrolled in TBCRC061 clinical trial. Ignite shall perform protein biomarker analysis, as outlined in Table A, utilizing Laser Capture Microdissection and Reverse Phase Protein Array. Upon completion of the analyses, Ignite shall deliver batched, research-use-only data reports containing the measured biomarker results to VUMC. VUMC will test associations with clinical parameters and outcomes, in order to generate final data for joint publication shared between VUMC and Collaborator.

Table A – Biomarkers to be measured by Ignite

The list of biomarkers to be measured is discovery-based and subject to modification. Any additions or changes will be made upon mutual agreement between the VUMC Principal Investigator and the Ignite Principal Investigator.

Priority Targets
MHC-I HLA-B/C
MHC-II (HLA-DRA)
PD-L1
Additional Targets
[redacted]

[redacted]

Appendix B

The material per sample needed to complete the goals of the Research Project are as follows:
One (1) H&E charged slide:
Four micron (4µm) cut first

- Do not bake or stain the slide
- Do not send original slides

Five (2-4) slides for RPPA Assay testing:
Eight micron (8µm) non-charged & unbaked slides

- Non-charged slides required
- Two (2) sections per slide preferred – if only one section will fit on the slide then provide 5 slides with 1 section – sections on each slide should be oriented similarly and as close to the middle of the slide as possible
- Allow the slides to air dry – do not bake

Tissue blocks less than five years old are preferred. If the tissue has already been sectioned and exceeds the preferred ten-day window, Ignite will conduct a sub-analysis to assess potential degradation or compromise.

VUMC will provide the Materials above to Ignite.